Exhibit 5

                                  Carl P. Ranno
                                 Attorney at Law
                            2816 East Windrose Drive
                             Phoenix, Arizona 85032
                                  602.403.0369
                                Fax 602.493.5119


                                January 15, 2001

OrderPro Logistics, Inc.
7400 North Oracle Rd., Suite 372
Tucson, AZ 85704

     Re: Registration Statement on Form SB-2 re 5,066,667
         Shares of Common Stock (Registration No. 333-________)

Ladies and Gentlemen:

     I have acted as counsel to American Soil Technologies, Inc, a Nevada Corporation (the "Registrant"), in connection with the filing of a Registration Statement on form SB-2 under the Securities Act of 1933 (the "Registration Statement") to which this opinion is an exhibit with respect to the offer and sale by certain beneficial owners of 5,066,667 common shares of the Registrant's stock.

     I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquires I deem necessary for purposes of rendering this opinion.

     I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

     Based on the foregoing and in reliance thereon, I am of the opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable. I am also of the opinion that those shares beneficially owned by `affiliates" within the meaning of the Securities Act of 1933, as amended (The Act), may only sell their securities pursuant to Rule 144 of the Act.

     I consent to the use of my name in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with other states that may require such filing in connection with the registration of said Registered Securities for offer and sale in said states.

                                   Sincerely,

                                   /s/ Carl P. Ranno

                                   Carl P. Ranno,
                                   Attorney at Law